Exhibit 5.1

John C. Ethridge, Jr.

Direct Tel: (404) 815-3634

Direct Fax: (404) 685-6934

Email: jethridge@sgrlaw.com

April 14, 2014

Board of Directors

SANUWAVE Health, Inc.

11475 Great Oaks Way, Suite 150
Alpharetta, Georgia

Re:     SANUWAVE Health, Inc. – Registration Statement on Form S-1 – Registration File No.                             .

Ladies and Gentlemen:

We have acted as counsel for SANUWAVE Health, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (“SEC”), on or about the date hereof, pursuant to the federal Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-1 (the “Registration Statement”) covering (a) 6,210,000 issued and outstanding shares (the “Secondary Shares”) of the Company’s common stock, $.001 par value (“Common Stock”), (b) 12,350,000 shares of Common Stock (the “Conversion Shares”) reserved for issuance and issuable upon conversion of certain outstanding shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”), and (c) 38,233,600 shares of Common Stock (the “Warrant Shares”) reserved for issuance and issuable upon the exercise of certain outstanding warrants of the Company (the “Warrants”), all as more fully described in the Registration Statement. The Secondary Shares are being registered in connection with the proposed sale thereof by the selling stockholders listed in the Registration Statement, the Conversion Shares are being registered in connection with the proposed sale thereof upon conversion of the Preferred Shares by the holders of such Preferred Shares listed in the Registration Statement, and the Warrant Shares are being registered in connection with the proposed sale thereof upon exercise of the Warrants by the holders thereof Warrants listed in the Registration Statement. The terms and conditions of the Preferred Shares are specified in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company (the “Certificate of Designation”) on file with the Secretary of State of Nevada and incorporated thereby in the Company’s Articles of Incorporation.

Board of Directors

April 14, 2014

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of SEC Regulation S-K (12 C.F.R. § 229.601(b)(5)).

We have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to authentic originals of all copies submitted to us as certified, conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, and officers or representatives of the Company, and others.

Based upon the foregoing, we are of the opinion that, under the laws of the State of Nevada: (a) the Secondary Shares have been duly authorized, and are legally issued, fully paid and non-assessable; (b) the Conversion Shares have been duly authorized for issuance and, when issued in accordance with the terms and conditions of the Certificate of Designation, will have been legally issued, fully paid and non-assessable; and (c) the Warrant Shares have been duly authorized for issuance and, when issued in accordance with the terms and conditions of the Warrants, will have been legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

By:	/s/ John C. Ethridge, Jr.
John C. Ethridge, Jr.